UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 1, 2013

Universal Travel Group

(Exact name of registrant as specified in its charter)

Nevada	001-34284	90-0296536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9F, Building A, Rongchao Marina Bay Center
NO. 2021 Haixiu Road, Bao’an District, Shenzhen, People’s Republic of China 518133
(Address of principal executive offices) (zip code)

86 755 836 68489

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 1, 2013, Ms. Jiangping Jiang resigned as Chief Executive Officer and Chairwoman of the Board of Directors of Universal Travel Group (the “Company”), effective immediately. Ms. Jiang’s resignation is for personal reasons and not in connection with any known disagreement with the Company on any matter. The Board of Directors of the Company has approved her resignation and appointed Ms. Caiying Yan to function as interim Chief Executive Officer until the Company finds a suitable replacement for Ms. Jiang.

Ms. Yan, 47, has had many years of experience in financial engineering. She was Finance Manager of Universal Travel International Service Co., Ltd. from 2009 to 2011. In 1998, Ms. Yan joined Shenzhen Yuzhilu Aviation Service Co., Ltd. as a Deputy Finance Manager and was appointed as General Manager later. Ms. Yan graduated with a Junior College Degree in economy management from Guangxi Qinzhou University.

Ms. Yan is presently serving as our director and Chief Operating Officer for an initial term from June 23, 2012 to June 22, 2013 and subsequently continue on a yearly basis. She is also currently serving as the General Manager of Universal Travel International Service Co., Ltd. In consideration of her services as both director and Chief Operating Officer, Ms. Yan is receiving an annual compensation of $38,000 and equity-based compensation as the Board may determine in its discretion. She will not receive any additional remuneration as interim Chief Executive Officer.

The foregoing description of the principal terms of the employment and appointment is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement between the Company and Ms. Caiying Yan, dated June 23, 2012, in respect of Ms. Yan’s executive employment and director appointment, previously attached to our Current Report on Form 8-K dated June 23, 2012 as Exhibit 10.2, which is incorporated herein by this reference.

There are no understandings or arrangements between Ms. Yan and any other person pursuant to which Ms. Yan was selected as an officer and director. There is no family relationship between Ms. Yan with any of our other officers and directors, or person nominated or chosen by the Company to become a director or executive officer. Except for the aforesaid agreements, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, in which Ms. Yan had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

Item 9.01 Financial Statements and Exhibits

d) Exhibit No.	Description

10.1	Employment Agreement, dated June 23, 2012, between the Company and Ms. Caiying Yan incorporated by reference to our Current Report on Form 8-K dated June 23, 2012, Exhibit 10.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2013	UNIVERSAL TRAVEL GROUP

By: /s/ Caiying Yan
Caiying Yan
Interim Chief Executive Officer and Chief Operating Officer